Exhibit 10.9

REAL PROPERTY OPTION TO PURCHASE CONTRACT

This amended REAL PROPERTY OPTION TO PURCHASE CONTRACT (this “Contract”) was initially executed on March 25, 2022 as of March 23rd, 2022, by and between

OZ CAPITAL, LLC
a Texas limited liability company
222 West Exchange Street
Fort Worth, Texas 76164	(“Grantor”)
and
GENH HALCYON ACQUISITION, LLC
a Texas limited liability company
PO Box 540308
Dallas, Texas 75354	(“Optionee”).

This agreement has been modified by the parties hereto from its original version as of March 23, 2022 under paragraph number 2 below titled “Option Purchase Price” to the originally agreed purchase price of $993,000.

RECITALS

A. Grantor is the owner in fee simple of the Property (hereinafter defined).

B. Grantor issued Optionee an option to purchase and acquire the Property under the terms of the Contract dated January 11, 2021 and such option expired by its amended terms on June 30, 2022.

C. Grantor and Optionee desire to grant Optionee an option to purchase and acquire the Property, pursuant to the terms and conditions contained in this Contract.

NOW, THEREFORE, in consideration of the mutual representations, benefits and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Grantor and Optionee covenant and agree as follows:

TERMS AND CONDITIONS

1. The Property. The real property consists of one parcel located at 400 Mitsubishi Lane, Christian County, Kentucky 42240, as more particularly described on EXHIBIT “A”, together with any and all improvements now existing or hereafter located thereon (the “Property”).

2. Option Purchase Price. Optionee shall be granted an option to acquire the Property from Grantor free and clear of all liens for a purchase price of $993,000.00 for a period commencing on the date of Optionee satisfies all of its obligations in Paragraphs 3 and 4 of this Contract and ending on August 25th, 2022. The conveyance of the Property to Optionee following the exercise of the Option in accordance with this Contract must be completed no later than August 25th, 2022.

3. Rent Owed. The Optionee pays to the Grantor during the month of August rent obligation as tenant of the Property through the date of exercise of the Option, including but not limited to the $10,249.00 specified in Exhibit B that is outstanding as of the date of this Contract.

4. Rent Due. The Optionee pays rent expenses due to the Grantor no later than the 3rd day of each month in accordance with its lease obligation for the duration of this agreement until the date in which property is sold.

REAL PROPERTY OPTION TO PURCHASE CONTRACT – Page 1

5. Closing; Closing Costs; Closing Documents.

(a) Closing Costs. In the event of the exercise of this option by the Optionee, Optionee shall pay the recording fee for the general warranty deed. Optionee shall pay for preparation of the deed, the transfer tax on the deed and all title examination fees and title insurance premiums, if any, necessary to provide Optionee with an owner’s policy of title insurance (the “Title Policy”). Grantor and Optionee shall be responsible for the payment of their own respective attorneys’ fees and expenses.

(b) General Warranty Deed. On the closing date specified in the exercise of this Option that is not later August 25th, 2022 (the “Option Closing Date”), Grantor shall convey to Optionee an unencumbered, marketable fee simple title to the Property by recordable deed of general warranty, free and clear of all liens and encumbrances, except liens for real property taxes and assessments for the current year not yet due and payable and thereafter, and all exceptions to title contained in the Title Policy.

(c) Real Property Taxes. All real property ad valorem taxes and assessments against or on the Property, due and payable in the year of Closing, shall be prorated between Optionee and Grantor as of the Option Closing Date on a calendar year or fiscal year basis, whichever is appropriate.

(d) Utility Charges. Grantor shall pay all charges for utility services rendered before the Option Closing Date with respect to the Property, and Optionee shall pay all charges for utility services rendered on or after the Option Closing Date. All utility meters with respect to the Property, if any, shall be read by a representative of each utility company on the Option Closing Date.

6. Possession. Exclusive possession of the Property shall be delivered to Optionee on the Closing Date.

7. As Is Condition. Optionee acknowledges and agrees that, except as specifically set forth herein, Grantor is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, any warranties or representations as to the habitability, merchantability, fitness for a particular purpose, zoning, physical defects or condition, environmental condition, compliance with applicable laws, rules and regulations or any other matter whatsoever regarding the Property, except as provided herein. Subject to Grantor’s representations and warranties specifically set forth herein, Optionee acknowledges and agrees that upon Closing, Grantor shall sell and convey the Property to Optionee and Optionee shall accept the Property “AS IS AND WITH ALL FAULTS.” Optionee has not relied and will not rely on, and Grantor is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations, or information pertaining to the Property or relating thereto made or furnished by any agent representing or purporting to represent Grantor.

8. Risk of Loss. All risk of loss with respect to the Property shall remain with Grantor until the closing and delivery of the deed to Optionee on the Option Closing Date.

9. Default. If, following the full execution of this Contract, either party defaults in the performance of its duties or obligations under this Contract, then:

(a) if Optionee is the party in default and such default is not cured within seven (7) days, (i) this Contract shall become null and void; and (ii) Grantor may pursue any other remedy available at law or in equity; and

(b) if Grantor is the party in default and such default is not cured within seven (7) days after written notice, (i) Optionee may declare this Contract null and void; and (ii) Optionee may pursue any other remedy available at law or in equity.

REAL PROPERTY OPTION TO PURCHASE CONTRACT – Page 2

10. Notice.

(a) Delivery. Any notice or consent authorized or required by this Contract shall be in writing and (i) delivered personally; (ii) sent postage prepaid by certified mail or registered mail, return receipt requested; or (iii) sent by a nationally recognized overnight carrier that guarantees next day delivery, directed to the other party at the address first set forth above or such other parties or addresses as may be designated by either Optionee or Grantor by notice given from time to time in accordance with this Paragraph 11.

(b) Receipt. A notice or consent given in accordance with this Paragraph 11 shall be deemed received (i) upon delivering it in person; (ii) three days after depositing it in an office of the United States Postal Service or any successor governmental agency; or (iii) one day after giving it to a nationally recognized overnight carrier.

11. Benefit and Binding Effect. This Contract shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, legal representatives, successors and assigns.

12. Time of the Essence. Time is of the essence for this Contract.

13. Governing Law. This Contract shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

14. Entire Agreement. This Contract contains the entire agreement between the parties hereto with respect to the matters to which it pertains, and may be amended only by written agreement signed by both Optionee and Grantor.

15. Headings. The paragraph headings used herein are for convenience purposes only and do not constitute matters to be construed in interpreting this Contract.

16. Assignment. Optionee may not assign this Contract to any party, without the consent of Grantor.

17. Further Assurances. The parties hereto shall take such further action and execute such documents and instruments as shall be reasonably necessary to consummate the transactions contemplated by this Contract.

Signature Page Follows

REAL PROPERTY OPTION TO PURCHASE CONTRACT – Page 3

IN WITNESS WHEREOF, the parties acting by and through their duly authorized representatives, duly executed this Contract as of the date first set forth above, but actually on the dates set forth below.

GRANTOR:

OZ CAPITAL, LLC,
a Texas limited liability company

By:	/s/ Watt P. Stephens
Name:	Watt P. Stephens
Title:	Partner

Date:	August 16th, 2022

OPTIONEE:

GENH HALCYON ACQUISITION, LLC,
a Texas limited liability company

By:	/s/ Gary C. Evans
Name:	Gary C. Evans
Title:	Chairman and CEO

Date:	August 10, 2022

REAL PROPERTY OPTION TO PURCHASE CONTRACT – Signature Page

EXHIBIT A

BEING Lot 4, Hopkinsville Industrial Park, as shown by plat of record in Plat Cabinet 4, File 467, in the Office of the Clerk of Christian County, Kentucky.

THERE IS EXCEPTED FROM the foregoing Lot 4, so much thereof as was conveyed to the Commonwealth of Kentucky, for the use and benefit of the Transportation Cabinet, Department of Highways, by Deed dated December 12, 1994, and recorded in Deed Book 516 at Page 140, Christian County Clerk’s Office, as amended by a Deed of Correction dated July 14, 1995, and recorded in Deed Book 522, at Page 325, same office, which property is described as follows:

Beginning at a point 40.00 feet right of US41 Nashville Rd. Station 27+24.44; thence South 50o 12’ 02” East, 92.69 feet to a point 40.00 feet right of US41 Nashville Rd. station 28+17.13; thence South 41o 26’ 45” East, 164.26 feet to a point 65.00 feet right of US41 Nashville Rd station 29+79.48; thence South 39o 48’ 06” West, 14.32 feet to a point 79.32 feet right of US41 Nashville Rd. station 29+79.48; thence North 48o 17’ 29” West, 214.77 feet to a point 72.16 feet right of US41 Nashville Rd. station 27+64.83; North 11o 40’ 29” West, 51.63 feet to the point of beginning, containing .146 acres (6,345 sq. ft.), more or less.

Source of Title:

Being the same property acquired by MetoKote Corporation, an Ohio corporation, by General Warranty Deed of Conveyance dated June 30, 2000, of record in Deed Book 569, Page 318, in the Office of the Clerk of Christian County, Kentucky.

TOGETHER with the right to use, for ingress and egress, the 50 foot, non-exclusive access easement as set out in Easement dated February 7, 1995, of record in Misc. Book 40, Page 721, state out in Deed Book 568, Page 313, and as shown as proposed 50 foot right of way on Plat recorded in Plat Cabinet 5, Page 273, all in the office aforesaid.

REAL PROPERTY OPTION TO PURCHASE CONTRACT

EXHIBIT B

August 2022	Inv. 082047	$10,249.00

REAL PROPERTY OPTION TO PURCHASE CONTRACT